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                                                                EXHIBIT 23(h)(8)

                                  AMENDMENT TO
                            FUND ACCOUNTING AGREEMENT


     This Amendment is made as of October 1, 1998, between BARR ROSENBERG SERIES TRUST, (the "Trust"), BISYS Fund Services, Inc. and BISYS Fund Services Ohio, Inc. The parties hereby amend the Fund Accounting Agreement (the "Agreement") between the Trust and BISYS Fund Services, Inc, dated as of October 1, 1996, as set forth below.

     WHEREAS, the parties hereto wish to substitute BISYS Fund Services Ohio, Inc. for BISYS Fund Services, Inc. as the fund accountant under the Agreement; and

     WHEREAS, the parties hereto wish to modify Schedule A entitled "Fees" to the Agreement.

     NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants herein set forth, the parties agree as follows:

     1. Capitalized terms not otherwise defined herein shall have the same meaning as in the Agreement.

     2. BISYS Fund Services Ohio, Inc. (the "Fund Accountant") shall replace BISYS Fund Services, Inc. as the Fund Accountant under the Agreement.

     3. Schedule A to the Agreement shall be amended by replacing it with the following:

          Effective as of October 1, 1998, Fund Accountant shall be entitled to receive fees from each Fund in accordance with the following schedule:

               ANNUAL FEES:

               $30,000 annual per Fund fee for each of the following Funds:

                    U.S. Small Capitalization Series;
                    Japan Series; and
                    International Small Capitalization Series.

               $40,000 annual per Fund fee for each of the following Funds plus an additional annual fee of $10,000 per class per Fund in the event new classes of shares are added:
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                    Barr Rosenberg Double Alpha Market Fund;
                    Barr Rosenberg Market Neutral Fund; and
                    Barr Rosenberg Select Sectors Market Neutral Fund.

               OUT-OF-POCKET EXPENSES:

               BISYS shall be entitled to be reimbursed for all reasonable out-of-pocket expenses, including, but not limited to, the expenses set forth in Section 4 of the Fund Accounting Agreement to which this Schedule A is attached.

     4. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

     5. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.


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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                         BARR ROSENBERG SERIES TRUST


                                         By: Kenneth Reid /s/
                                             -------------------------------

                                         Title: President
                                                ----------------------------


                                         BISYS FUND SERVICES, INC.


                                         By: William J. Tomko /s/
                                             -------------------------------

                                         Title: Executive Vice President
                                                ----------------------------


                                         BISYS FUND SERVICES OHIO, INC.


                                         By: William J. Tomko /s/
                                             -------------------------------

                                         Title: Executive Vice President
                                                ----------------------------


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